Exhibit 99.1

ANADIGICS ANNOUNCES FOURTH QUARTER AND YEAR END 2011 RESULTS

Quarterly Net Sales of $36.5 Million; a sequential decrease of 2.0%
Full Year Net Sales $152.8 Million; an annual decrease of 29.5%
Quarterly GAAP EPS ($0.23); Non-GAAP EPS ($0.14)
Full year GAAP EPS ($0.73); Non-GAAP EPS ($0.47)

WARREN, N.J., February 22, 2012—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported fourth quarter 2011 net sales of $36.5 million, a decrease of 2.0% sequentially and a decrease of 39.4% from the fourth quarter of 2010.  Revenue for the full year 2011 of $152.8 million decreased 29.5% on an annual basis.

As of December 31, 2011, cash, cash equivalents and short and long-term marketable securities totaled $93.6 million.

GAAP net loss for the fourth quarter of 2011 was $15.6 million, or ($0.23) per diluted share.  GAAP net loss for 2011 was $49.3 million, or ($0.73) per share. Non-GAAP net loss for the fourth quarter of 2011 was $9.5 million, or ($0.14) per share.  Non-GAAP net loss for the year was $31.7 million or ($0.47) per diluted share.

“While revenue declined slightly during the fourth quarter, our Wireless business grew sequentially for the second consecutive quarter and we continued to make notable progress on new product development,” commented Ron Michels, president and CEO. “We have received strong customer interest in our expanding portfolio of PADs, Multi-Mode-Multi-band PAs, and Penta-Band PA for 3G/4G applications, which provide industry-leading performance. Additionally, our new circuit architecture for dual-band PAs gives us a strong competitive advantage that will enable us to increase our 3G/4G market penetration. As we look beyond the seasonal first quarter, our new products serving an expanded addressable market will position us for growth in second half of 2012 and beyond.”

“We are acutely focused on execution in 2012,” said Terry Gallagher, vice president and CFO. “In commenting on the first quarter, we expect revenues to reflect the high end of seasonal softness in addition to a decline in revenue from products sold to our former top customer reaching end of life.”

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, Thailand flood-related charges, the refund of certain R&D tax credits and restructuring, impairment and management separation charges and recoveries. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However, the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 8:30 AM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 855-859-2056 conference ID 50164014 (available until March 2, 2012).

Recent Highlights

February 21 – ANADIGICS Unveils New Power Amplifier Duplexer (PAD) Family

February 16 – ANADIGICS Launches Multimode Multiband Power Amplifiers (MMPA)

February 14 – ANADIGICS Expands Portfolio of Small-Cell Wireless Infrastructure Power Amplifiers

January 12 - ANADIGICS Receives 2011 Best Comprehensive Performance Supplier Award from ZTE

January 9 - ANADIGICS Ships Production Volumes of HELP3E™ Power Amplifiers for new Galaxy Nexus from Samsung Electronics

November 30 - ANADIGICS Expands Family of 4G Power Amplifiers

November 8 - ANADIGICS Powers Samsung Galaxy S 4G and Galaxy SII X Smartphones

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) delivers integrated radio frequency (RF) solutions that OEMs and ODMs demand to optimize the performance of wireless, broadband and cable applications across all major networks and standards. ANADIGICS features a diverse portfolio of highly linear, highly efficient RFICs. Headquartered in Warren, NJ, the company's award-winning products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers and other components that can be purchased individually or packaged as integrated RF and front-end modules. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements.  We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law.Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	Unaudited	Unaudited	Unaudited

Net sales	$36,517	$60,229	$152,827	$216,714
Cost of sales	31,148	37,920	121,724	140,869
Gross profit	5,369	22,309	31,103	75,845
Research and development expenses	10,186	12,799	45,037	50,120
Selling and administrative expenses	11,013	6,992	35,138	27,977
Restructuring and impairment (recovery) charges	-	-	1,047	(1,717)
Operating (loss) income	(15,830)	2,518	(50,119)	(535)
Interest income	159	492	576	784
Interest expense	-	(25)	(25)	(154)
Other income, net	90	380	245	868
(Loss) income before income taxes	(15,581)	3,365	(49,323)	963
Benefit from income taxes	-	-	-	(297)
Net (loss) income	$(15,581)	$3,365	$(49,323)	$1,260

Net (loss) earnings per share
Basic	$(0.23)	$0.05	$(0.73)	$0.02
Diluted	$(0.23)	$0.05	$(0.73)	$0.02

Basic shares outstanding	68,431	65,911	67,771	65,084
Basic & dilutive shares outstanding	68,431	68,711	67,771	67,554

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(15,581)	$3,365	$(49,323)	$1,260
Stock compensation expense (excluding Management separation charges)
Cost of sales	195	421	1,798	2,173
Research and development	196	666	2,413	3,228
Selling and administrative	1,052	864	4,924	3,834
Management separation charges
Research and development (1)	-	-	838	-
Selling and administrative (1)	4,234	-	6,345	-
Thailand flood (2)	448	-	448	-
Marketable securities recovery and accretion (3)	(43)	(429)	(208)	(808)
Restructuring and impairment (recovery) charges	-	-	1,047	(1,717)
Benefit for income taxes	-	-	-	(297)
Non-GAAP net (loss) income	$(9,499)	$4,887	$(31,718)	$7,673

Non-GAAP (loss) earnings per share (*)
Basic	$(0.14)	$0.07	$(0.47)	$0.12
Diluted	$(0.14)	$0.07	$(0.47)	$0.11

(*) Calculated using related GAAP shares outstanding

(1) Management separation charges for three months ended December 31,2011 include non-cash stock compensation of $1,775 in Selling and administrative.
Management separation charges for twelve months ended October 1, 2011 include non-cash stock compensation of $568 and $1,891 in Research and development and Selling and administrative, respectively.
(2) Charges associated with damages from the Thailand floods.
(3) Marketable securities adjustments include recoveries upon sale and interest accretion.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2011	December 31, 2010(*)
Assets	Unaudited

Current assets:
Cash and cash equivalents	$32,695	$97,129
Marketable securities	24,127	-
Accounts receivable	17,329	35,299
Inventory	19,733	20,734
Prepaid expenses and other current assets	3,198	3,319
Total current assets	97,082	156,481

Marketable securities	36,756	8,964
Plant and equipment, net	54,724	68,119
Other assets	239	248
	$188,801	$233,812

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$11,905	$17,968
Accrued liabilities	7,946	10,191
Total current liabilities	19,851	28,159

Other long-term liabilities	2,425	2,689
Stockholders’ equity	166,525	202,964
	$188,801	$233,812

(*) The condensed balance sheet at December 31, 2010 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.